Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(24,291,863)
Unrealized Gain (Loss) on Market Value of Commodity Futures	14,030,730
Dividend Income	82,648
Interest Income	53,444
ETF Transaction Fees	1,400
Total Income (Loss)	$(10,123,641)

Expenses
General Partner Management Fees	$63,519
Professional Fees	27,061
Brokerage Commissions	7,155
Directors' Fees and insurance	2,626
NYMEX License Fee	1,587
Total Expenses	$101,948
Net Income (Loss)	$(10,225,589)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$145,588,662
Withdrawals (400,000 Shares)	(25,570,676)
Net Income (Loss)	(10,225,589)

Net Asset Value End of Month	$109,792,397
Net Asset Value Per Share (1,750,000 Shares)	$62.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596